Exhibit 3.1

Form 1 - Ontario Corporation/Formule 1 - Personnes morales de l'Ontario
Schedule A/Annexe A

For Ministry Use Only
À l'usage du ministère seulement
Page/Page 2 of/de 3

Please type or print all information in block capital letters using black ink.
Prière de dactylographier les renseignements ou de les écrire en caractères d'imprimerie à l'encre noire.

Ontario Corporation Number / Numéro matricule de la personne morale en Ontario: 1901673

Date of Incorporation or Amalgamation / Date de constitution ou fusion: Year/Année 2013 Month/Mois 08 Day/Jour 20

DIRECTOR / OFFICER INFORMATION - RENSEIGNEMENTS RELATIFS AUX ADMINISTRATEURS/DIRIGEANTS

Full Name and Address for Service/Nom et domicile élu

Last Name/Nom de famille: ZHOU
First Name/Prénom: FAN
Middle Names/Autres prénoms:
Street Number/Numéro civique: 670
Suite/Bureau: UNIT 64
Street Name/Nom de la rue: HIGWAY 7 EAST
Street Name (cont'd)/Nom de la rue (suite):
City/Town/Ville: RICHMOND HILL
Province, State/Province, État: ON
Country/Pays: CANADA
Postal Code/Code postal: L4B 3P2

*OTHER TITLES (Please Specify) / *AUTRES TITRES (Veuillez préciser)
Chair / Président du conseil
Chair Person / Président du conseil
Chairman / Président du conseil
Chairwoman / Présidente du conseil
Vice-Chair / Vice-président du conseil
Vice-President / Vice-président
Assistant Secretary / Secrétaire adjoint
Assistant Treasurer / Trésorier adjoint
Chief Manager / Directeur exécutif
Executive Director / Directeur administratif
Managing Director / Administrateur délégué
Chief Executive Officer / Directeur général
Chief Financial Officer / Agent en chef des finances
Chief Information Officer / Directeur général de l'information
Chief Operating Officer / Administrateur en chef des opérations
Chief Administrative Officer / Directeur général de l'administration
Comptroller / Contrôleur
Authorized Signing Officer / Signataire autorisé
Other (Untitled) / Autre (sans titre)

Director Information/Renseignements relatifs aux administrateurs

Resident Canadian/Résident canadien: ☑ YES/OUI ☐ NO/NON
(Resident Canadian applies to directors of business corporations only.)/(Résident canadien ne s'applique qu'aux administrateurs de sociétés par actions)

Date Elected/Date d'élection: Year/Année 2013 Month/Mois 08 Day/Jour 20
Date Ceased/Date de cessation: Year/Année Month/Mois Day/Jour

Officer Information/Renseignements relatifs aux dirigeants

	PRESIDENT/PRÉSIDENT	SECRETARY/SECRÉTAIRE	TREASURER/TRÉSORIER	GENERAL MANAGER/DIRECTEUR GÉNÉRAL	*OTHER/AUTRE
Date Appointed/Date de nomination (Year/Month/Day)	2013 08 20	2013 08 20	2013 08 20		
Date Ceased/Date de cessation (Year/Month/Day)					

DIRECTOR / OFFICER INFORMATION - RENSEIGNEMENTS RELATIFS AUX ADMINISTRATEURS/DIRIGEANTS

Full Name and Address for Service/Nom et domicile élu

Last Name/Nom de famille:
First Name/Prénom:
Middle Names/Autres prénoms:
Street Number/Numéro civique:
Suite/Bureau:
Street Name/Nom de la rue:
Street Name (cont'd)/Nom de la rue (suite):
City/Town/Ville:
Province, State/Province, État:
Country/Pays:
Postal Code/Code postal:

*OTHER TITLES (Please Specify) / *AUTRES TITRES (Veuillez préciser)
Chair / Président du conseil
Chair Person / Président du conseil
Chairman / Président du conseil
Chairwoman / Présidente du conseil
Vice-Chair / Vice-président du conseil
Vice-President / Vice-président
Assistant Secretary / Secrétaire adjoint
Assistant Treasurer / Trésorier adjoint
Chief Manager / Directeur exécutif
Executive Director / Directeur administratif
Managing Director / Administrateur délégué
Chief Executive Officer / Directeur général
Chief Financial Officer / Agent en chef des finances
Chief Information Officer / Directeur général de l'information
Chief Operating Officer / Administrateur en chef des opérations
Chief Administrative Officer / Directeur général de l'administration
Comptroller / Contrôleur
Authorized Signing Officer / Signataire autorisé
Other (Untitled) / Autre (sans titre)

Director Information/Renseignements relatifs aux administrateurs

Resident Canadian/Résident canadien: ☐ YES/OUI ☐ NO/NON
(Resident Canadian applies to directors of business corporations only.)/(Résident canadien ne s'applique qu'aux administrateurs de sociétés par actions)

Date Elected/Date d'élection: Year/Année Month/Mois Day/Jour
Date Ceased/Date de cessation: Year/Année Month/Mois Day/Jour

Officer Information/Renseignements relatifs aux dirigeants

	PRESIDENT/PRÉSIDENT	SECRETARY/SECRÉTAIRE	TREASURER/TRÉSORIER	GENERAL MANAGER/DIRECTEUR GÉNÉRAL	*OTHER/AUTRE
Date Appointed/Date de nomination (Year/Month/Day)					
Date Ceased/Date de cessation (Year/Month/Day)					

07200 (2009/06)

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C l 07116 (2008/06) 5. Reslriclions, if any, on business lhe corporation may carry on or on powers the corporation may exercise. LimUes, s'il ya lieu, lmposees aux acliviles commerciales ou aux pouvoirs de la sociele. There are no such restrictions on the business the Corporation may carry on or on th e power s th e Corporatio n may exercise. 6 . The classes and any maximum number of shares thal the corporation iS authorized to issue: Categories et nombre maldmal, s'il y a lieu, d'actions que la societe est autorisee a 6mellre : The Corporation is authorized to issue an unlimited number of shares designated as common shares without par value, and unlimited number of special shares designated as preference shares. Page2 ol/de6

( l 07116 (2008/06) 7. Rights, privileges, restrictions and conditions {lf any) allaching lo each class of shares and directors authority with respect to any class of shares which may be Issued in series: Droits, privileges, restrlclions et conditions, s'11 ya lieu, rattaches a chaque categorie d'actions el pou11oirs des administrateur s retatils a chaque categorie <faction s qu i peu t etr e emfse e n serie : Se e Schedul e A t'ag e 3 oUd e 6

( SCHEDULEA COMMO N SHARES The Common Shares shall, as a class, have attached thereto the following rights, privileges. restrictions, conditions and limitations. (a) Votin g Rights Each holder of Common Shares shall be entitled to receive a notice of and to attend all meetings of shareholders of the corporation, except meetings at which only holders of a specified class of shares ( other than Common Shares) or specified series of shares are entitled to vote . At all meetings at which notice must be given to the holders of Common Shares, each holder of Common Shares shall be entitled to one vote in . respect of each Common Share held by such holder . The holders of Common Shares shall be entitled to elect all nominees to the board of directors of the corporation . (b) Dividends The holders of the Common Shares shall be entitled, subject to the rights, privileges, restrictions, conditions and limitations attaching to any other class of shares of the corporation, to receive any dividends declared by the corporation . C ( c ) Right s on Dissolution The ho]ders of the Common Shares shall be entitle subject to the rights, privileges, restrictions . limitations and conditions attaching to any other class of shares of the corporation, to receive the remaining property of the corporation on a liquidation, dissolution of winding - up of the COI'poration, whether voluntary or involuntary . PREFERENC E SHARES The preferences, rights, privileges, restrictions, limitations and conditions attaching to Preference shares are as follows: (a) Dividends All the holders of Preference shares shall be entitled to receive, and the corporation shall pay, dividends on th e basis hereinafter se t forth: (i) Dividends shall be paid only out of money of the corporation properly applicable to th e payment of th e dividends. (ii) The dividends shall be paid only if and when declared. (iii) Th e dividends ar e non - cumulative.

- 38 - ( iv ) The dividends may, but need not be paid in priority to dividends on the Common shares. (v) Dividends may be paid on the Common shares and not on the Preference shares if the Boar d of Director s s o detennines. (vi) Dividends may be paid on the Preference shares and not on the Common shares if the Boar d of Director s s o determines. (ix) The holders of the Preference shares shall not be entitled to any dividend other than or i n excess of th e dividends hereinbefore provided. (b) Participation i n Asset s on Dissolutio11 If the corporation is liquidated, dissolved or wound up, either voluntarily or involuntarily, or if there is a reduction of capital, or any distribution of assets among shareholders by way of repayment of capital : (i) The holders of the Preference shares shall be entitled to be paid the redemption amount for each Preference share together with all dividends that have been declared but not paid wit h respect t o them ; C ( ii ) The payment to the holders of the Preference shares is in priority to any payment or distribution to th e holders of th e Commo n shares; ( iii ) If the amount payable is not sufficient to pay in full the redemption amount owing on all Preference shares the amount will be paid on a pro rata basis; (iv) All assets remaining after payment to the holders of Preference shares shall be paid or distributed rateably among the holders of the Common shares, and the holders of the Preference shares shall have no further right of participation in such assets . (c) Redemptio n of Preferenc e Shares ( i ) A t Optio n of Corporation 1. The COIJ) 0 ration shall have the right . at its option, at any time, and on such notice as the Board of Directors may deem advisable, to redeem all or any portion of the Preference shares for the redemption amount for each Preference share together with any declared and unpaid dividends thereon without th e consent of th e holders of suc h shares . 2 . The corporation may redeem all or any part of the Preference shares of any one or more holders in priority to any other holder or holders and i 11 so doing is not required to redeem the Preference share or shares of such other holder or holders .

- 3C - (ii) Redemption Amount The redemption amount for each Preference share shall be the amount set at the time of the issuance of such Preference share by the directors of the corporation or if not so specified then the redemption amount shall be the stated capital for each Preference Share . (d) Votin g Rights Except as provided in clause (e) hereof and the Ontario Business Corporations Act, the holders of Preference shares shall not be entitled to vote at any meeting of the shareholders of the corporation, but shall be entitled to notice of meetings of shareholders called for the purpose of authorizing the dissolution of the corporation for the sale of its undertaking or a substantial part thereof . (e) Amendmen t of Articles Confirmation of any special resolution to amend the corporation's articles to delete or vary any preference, right, condition, restriction, limitation or prohibition attaching to the preference shares or to create special shares ranking in priority to or on a parity with the Preference shares may be given by at least two - thirds ( 2 / 3 ) of the votes cast at a meeting of the holders of the Preference share duly called for that purpose . The fonnalities to be observed with respect to the giving of notice of any such meeting or adjourned meeting and the conduct thereof shall be those from time to time prescribed in the by - laws of the corporation with respect to the meetings of shareholders . On every poll taken at every such meeting or adjourned meeting every holder of Preference shares shall be entitled to one (1) vote i n respect of each Preferenc e shar e held . (

( 07116 (2008/06) 8. The issue, transfer or ownership of shares is/is not reslricted and the restrictions (if any) are as foHows: l'emission, le transfert ou fa propriete d'aclions eslln'est pas restrain!. Les restridions, s'J ya 6eu, sont fes suivanles : The right to transfer shares of the Corporation shall be restricted in that on shares be transferred without: (a) the consent of the directors of the Corporation expressed by a resolution passed at a meeting of the director or by an instrument or instruments in writing singed by the majority of the directors; and (b) the unanimous consent of the holders of all the shares for time being outstanding entitled to vote expressed by resolution passed at a meeting of the shareholders or by the instrument or instruments in writing signed by such shareholders. 1/'v / ( L g 4 of/de 6

C 07116(2008,06) 9 . Othe r provisions i f any: Autres dispositions , s'i l y a ue u : None f P t ag e / SoUde6

0 7116 (200810 6 ) 10 . T h e name s an d address es o f lh lof l a r • Nom s e t adresse s de s fondateur s : First name. middle names an d surnam e or co rp orate name Prenom . eutre s pre nom s e t no m d e famil e ou denominatio n sociale Fun address for service or if a corporatio n, the address of t h e regi stered or head offic e giving street & No. or R .R . No ., municipality, province , cou n try and postal code Domicile elu au complet ou, dans le c:as d'une societe, adresse du sie ge social o u ad resse de l'etablissement principal. y compris la rue e t le numero ou le numero de la R.R . • la municipal ite , la provin ce , le pays et le code posl al F an Zh ou 670 Highway 7 Ea st , Unit 64 , Richmond Hill, Ontari o L4 B 3P2 Thes e art i cle s ar e si g n e d i n duplicate. Les pre se nts sta tu ls son! sign es e n doubl e e x emp l aire . Fu Uname{ s) an d signature(s) of inc o rpora to r(s) . In t he case of a corpor ati on s et out the name o f lhe co rpor ation and the name and office of th e pe rson signing on behalf of the corpo ra tion Nom(s) au complel et sign ature (s) du ou des fondate urs. Si le fondate ur est u n e societ e , ind i que r la de nominatio n s ocia ls et le nom et le litre de la personne slgnant au nom de l a societe V&t t ): / 1 t 7 l ( Signatur e / si g na tu r e F an Zh ou Name of incorporator (o r corpo ration name & sign a to riesname and o ffice) Norn du fond ateur (ou denomination soclale et nom et li tre du signataire) Signa tur e/ sig nature Nam e o f incorp o r at o r (o r cor p ora t i o n n a me & s i g nalori e s n a m e an d off ice ) Norn du fondaleur (ou den o minalion so clale et nom el litre du s ignalal re) Si g n a tu re / signature Name of incorpora t or (or corpora tion nam e & signatories name and office) Norn du fondateur (ou denomin a tion sociale el nom et tltre du signataire) Signature / signa ture Nam e of i ncorpora t o r ( or corporaH on na me & signatories name and office) Nom du fo nd at eu r (ou denomina tion sociale el nom et titre du signalaire) Page6 o ll de6

10. The names and addresses of the incorporators are:
Noms et adresses des fondateurs :

First name, middle names and surname or corporate name Prénom, autres prénoms et nom de famille ou dénomination sociale	Full address for service or if a corporation, the address of the registered or head office giving street & No. or R.R. No., municipality, province, country and postal code Domicile élu au complet ou, dans le cas d'une société, adresse du siège social ou adresse de l'établissement principal, y compris la rue et le numéro ou le numéro de la R.R., la municipalité, la province, le pays et le code postal
Fan Zhou	670 Highway 7 East, Unit 64, Richmond Hill, Ontario L4B 3P2

These articles are signed in duplicate.
Les présents statuts sont signés en double exemplaire.

Full name(s) and signature(s) of incorporator(s). In the case of a corporation set out the name of the corporation and the name and office of the person signing on behalf of the corporation
Nom(s) au complet et signature(s) du ou des fondateurs. Si le fondateur est une société, indiquer la dénomination sociale et le nom et le titre de la personne signant au nom de la société

Fan Zhou — Signature / signature

Fan Zhou
Name of incorporator (or corporation name & signatories name and office)
Nom du fondateur (ou dénomination sociale et nom et titre du signataire)

Signature / signature

Name of incorporator (or corporation name & signatories name and office)
Nom du fondateur (ou dénomination sociale et nom et titre du signataire)

Signature / signature

Name of incorporator (or corporation name & signatories name and office)
Nom du fondateur (ou dénomination sociale et nom et titre du signataire)

Signature / signature

Name of incorporator (or corporation name & signatories name and office)
Nom du fondateur (ou dénomination sociale et nom et titre du signataire)

07116 (2008/06)
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Ontario

Ministry of Government Services
Central Production and Verification Services Branch
393 University Ave, Suite 200
Toronto ON M5G 2M2

Ministère des Services gouvernementaux
Direction des services centraux de production et de vérification
393, av University, bureau 200
Toronto ON M5G 2M2

For Ministry Use Only / À l'usage du ministère seulement
Page/Page 1 of/de 2

Form 1 - Ontario Corporation Initial Return / Notice of Change
Formule 1 - Personnes morales de l'Ontario Rapport initial / Avis de modification

Corporations Information Act / Loi sur les renseignements exigés des personnes morales

Please type or print all information in block capital letters using black ink.
Prière de dactylographier les renseignements ou de les écrire en caractères d'imprimerie à l'encre noire.

1.

	Initial Return / Rapport initial	Notice of Change / Avis de modification
Business Corporation/ Société par actions	✓	☐
Not-For-Profit Corporation/ Personne morale sans but lucratif	☐	☐

For Ministry Use Only / À l'usage du ministère seulement

2. Ontario Corporation Number / Numéro matricule de la personne morale en Ontario: 1901673

3. Date of Incorporation or Amalgamation/ Date de constitution ou fusion

Year/Année	Month/Mois	Day/Jour
2013	08	20

4. Corporation Name Including Punctuation/Raison sociale de la personne morale, y compris la ponctuation

123 NATURAL FOOD ONTARIO LTD.

5. Address of Registered or Head Office/Adresse du siège social

c/o / a/s:

Street No./N° civique: 670
Street Name/Nom de la rue: HIGHWAY 7 EAST
Suite/Bureau: UNIT 64
Street Name (cont'd)/Nom de la rue (suite):
City/Town/Ville: RICHMOND HILL ONTARIO, CANADA
Postal Code/Code postal: L4B 3P2

For Ministry Use Only/ À l'usage du ministère seulement

6. Mailing Address/Adresse postale

☑ Same as Registered or Head Office/ Même que siège social
☐ Not Applicable/ Ne s'applique pas

Street No./N° civique:
Street Name/Nom de la rue:
Suite/Bureau:
Street Name (cont'd)/Nom de la rue (suite):
City/Town/Ville:
Province, State/Province, État:
Country/Pays:
Postal Code/Code postal:

7. Language of Preference/Langue préférée

English - Anglais ☑ French - Français ☐

8. **Information on Directors/Officers must be completed on Schedule A as requested. If additional space is required, photocopy Schedule A. Les renseignements sur les administrateurs ou les dirigeants doivent être fournis dans l'Annexe A, tel que demandé. Si vous avez besoin de plus d'espace, vous pouvez photocopier l'Annexe A.**

Number of Schedule A(s) submitted/Nombre d'Annexes A présentées: 1 (At least one Schedule A must be submitted/Au moins une Annexe A doit être présentée)

9. (Print or type name in full of the person authorizing filing / Dactylographier ou inscrire le prénom et le nom en caractères d'imprimerie de la personne qui autorise l'enregistrement)

I/We FAN ZHOU

certify that the information set out herein, is true and correct.
atteste que les renseignements précisés sont véridiques et exacts.

Check appropriate box / Cocher la case pertinente

D) ☑ Director/Administrateur
O) ☐ Officer /Dirigeant
P) ☐ Other individual having knowledge of the affairs of the Corporation/Autre personne ayant connaissance des activités de la personne morale

NOTE/REMARQUE : Sections 13 and 14 of the *Corporations Information Act* provide penalties for making false or misleading statements or omissions. Les articles 13 et 14 de la *Loi sur les renseignements exigés des personnes morales* prévoient des peines en cas de déclaration fausse ou trompeuse, ou d'omission.

07200 (2009/06) © Queen's Printer for Ontario, 2009 / © Imprimeur de la Reine pour l'Ontario, 2009

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